Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statements (No. 333-15337 and No. 333-138076) on Form S-8 of Video Display Corporation of our report dated May 29, 2013 relating to our audits of the consolidated financial statements which appear in this Annual Report on Form 10-K of Video Display Corporation as of and for each of the years in the two year period ended February 28, 2013.

/s/ Carr, Riggs & Ingram, LLC

Atlanta, Georgia

May 29, 2013